Exhibit 1.2

Pricing Agreement

March 8, 2017

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Merrill Lynch, Pierce, Fenner & Smith

             Incorporated

One Bryant Park

New York, New York 10036

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

As Representatives of the several Underwriters

named in Schedule I hereto

Ladies and Gentlemen:

UnitedHealth Group Incorporated, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein (the “Pricing Agreement”) and in the underwriting agreement, dated March 8, 2017 (the “Agreement”), between the Company, on the one hand, and J.P. Morgan Securities LLC, Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC, as representatives (the “Representatives”) of the several underwriters named in Schedule I hereto (the “Underwriters”), on the other hand, to issue and sell to the Underwriters the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 3 of the Agreement shall be deemed to be a representation or warranty as of the date of the Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Unless otherwise defined herein, terms defined in the Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 15 of the Agreement and the addresses of the Representatives referred to in such Section 15 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

At or prior to 3:52 p.m. (Eastern Time) on March 8, 2017 (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated March 8, 2017 (including the Base Prospectus dated February 21, 2017) and the “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule III hereto, including a final term sheet in the form set forth in Schedule IV hereto.

Subject to the terms and conditions set forth herein and in the Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters or power of attorney, the form or forms of which shall be submitted to the Company for examination upon request.

Very truly yours,

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Robert W. Oberrender
Name: Robert W. Oberrender
Title: Senior Vice President and Treasurer

By:	J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi
Name: Robert Bottamedi
Title: Vice President

By:	GOLDMAN, SACHS & CO.

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Vice President

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Shawn Cepeda
Name: Shawn Cepeda
Title: Managing Director

By:	MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

As Representatives of the several Underwriters named in Schedule I hereto

SCHEDULE I

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2047 Notes
J.P. Morgan Securities LLC	$111,721,000	$129,596,000
Goldman, Sachs & Co.	111,718,000	129,593,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	111,718,000	129,593,000
Morgan Stanley & Co. LLC	111,718,000	129,593,000
Barclays Capital Inc.	9,375,000	10,875,000
BB&T Capital Markets, a division of BB&T Securities, LLC	9,375,000	10,875,000
BMO Capital Markets Corp.	9,375,000	10,875,000
BNY Mellon Capital Markets, LLC	9,375,000	10,875,000
Citigroup Global Markets Inc.	9,375,000	10,875,000
Credit Suisse Securities (USA) LLC	9,375,000	10,875,000
Deutsche Bank Securities Inc.	9,375,000	10,875,000
Drexel Hamilton, LLC	9,375,000	10,875,000
Fifth Third Securities, Inc.	9,375,000	10,875,000
The Huntington Investment Company	9,375,000	10,875,000
KeyBanc Capital Markets Inc.	9,375,000	10,875,000
Mizuho Securities USA Inc.	9,375,000	10,875,000
PNC Capital Markets LLC	9,375,000	10,875,000
RBC Capital Markets, LLC	9,375,000	10,875,000
Regions Securities LLC	9,375,000	10,875,000
SunTrust Robinson Humphrey, Inc.	9,375,000	10,875,000
U.S. Bancorp Investments, Inc.	9,375,000	10,875,000
Wells Fargo Securities, LLC	9,375,000	10,875,000
The Williams Capital Group, L.P.	9,375,000	10,875,000

Total	$625,000,000	$725,000,000

SCHEDULE II

Title of Designated Securities:

3.375% Notes Due April 15, 2027 (the “2027 Notes”)

4.250% Notes Due April 15, 2047 (the “2047 Notes”)

Aggregate principal amount:

$625,000,000 for the 2027 Notes

$725,000,000 for the 2047 Notes

Price to Public:

2027 Notes:	99.489% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 13, 2017.

2047 Notes:	99.810% of the principal amount of the 2047 Notes, plus accrued interest, if any, from March 13, 2017.

Purchase Price by Underwriters:

2027 Notes:	99.039% of the principal amount of the 2027 Notes, plus accrued interest, if any, from March 13, 2017, if settlement occurs after that date.

2047 Notes:	99.060% of the principal amount of the 2047 Notes, plus accrued interest, if any, from March 13, 2017, if settlement occurs after that date.

Form of Designated Securities:

Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

Federal (same-day) funds.

Time of Delivery:

9:00 a.m. (New York City time), March 13, 2017.

Indenture:

Indenture, dated as of February 4, 2008, between the Company and U.S. Bank National Association, as Trustee.

Maturity:

2027 Notes:	April 15, 2027.

2047 Notes:	April 15, 2047.

Interest Rate:

2027 Notes:	3.375%.

2047 Notes:	4.250%.

Interest Payment Dates:

2027 Notes:	April 15 and October 15 commencing October 15, 2017.

2047 Notes:	April 15 and October 15 commencing October 15, 2017.

Optional Redemption:

The 2027 Notes and the 2047 Notes are redeemable by the Company, in whole or in part and at any time on not less than 30 nor more than 60 days’ notice by mail, at the applicable redemption prices described in the Prospectus under the heading “Description of the Notes—Optional Redemption.”

Change of Control:

Upon the occurrence of a Change of Control Triggering Event (as defined in the Prospectus), the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

Sinking Fund Provisions:

No sinking fund provisions.

Defeasance Provisions:

Defeasance provisions set forth in Article IX of the Indenture shall apply to the Designated Securities.

Closing Date, Time and Location:

March 13, 2017, at 9:00 a.m. (New York City time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017.

Names and Addresses of Representatives:

As to the 2027 Notes and the 2047 Notes (and designated to act on behalf of the other Underwriters or other Representatives):

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention:     Investment Grade Syndicate Desk

Fax No.:       (212) 834-6081

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention:    Registration Department

Facsimile:    (212) 902-3000

Merrill Lynch, Pierce, Fenner & Smith

                              Incorporated

50 Rockefeller Plaza, NY1-050-12-01

New York, New York 10020

Attention:    High Grade Debt Capital Markets Transaction Management/Legal

Fax No.:      (212) 901-7881

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention:    Investment Banking Division

Facsimile:    (212) 507-8999

SCHEDULE III

List of each Issuer Free Writing Prospectus to be included in the Time of Sale Information:

•	Final term sheet, dated March 8, 2017, relating to the 2027 Notes and the 2047 Notes, as filed pursuant to Rule 433 under the Securities Act.

SCHEDULE IV

Issuer Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-216150

March 8, 2017

UNITEDHEALTH GROUP INCORPORATED

FINAL TERM SHEET

Dated March 8, 2017

$625,000,000 3.375% NOTES DUE APRIL 15, 2027

$725,000,000 4.250% NOTES DUE APRIL 15, 2047

Issuer:	UnitedHealth Group Incorporated

Ratings (Moody’s / S&P / Fitch)*:	[Intentionally Omitted]

Note Type:	SEC Registered (No. 333-216150)

Trade Date:	March 8, 2017

Settlement Date (T+3):	March 13, 2017

Maturity Date:	April 15, 2027 (the “2027 Notes”) April 15, 2047 (the “2047 Notes”)

Principal Amount Offered:	$625,000,000 (2027 Notes) $725,000,000 (2047 Notes)

Price to Public (Issue Price):	99.489% (2027 Notes) 99.810% (2047 Notes)

Net Proceeds (Before Expenses) to Issuer:	$618,993,750 (99.039%) (2027 Notes) $718,185,000 (99.060%) (2047 Notes)

Interest Rate:	3.375% (2027 Notes) 4.250% (2047 Notes)

Interest Payment Dates:	April 15 and October 15, commencing October 15, 2017 (2027 Notes) April 15 and October 15, commencing October 15, 2017 (2047 Notes)

Regular Record Dates:	April 1 and October 1 (2027 Notes) April 1 and October 1 (2047 Notes)

Benchmark:	T 2.250% due February 15, 2027 (2027 Notes) T 2.875% due November 15, 2046 (2047 Notes)

Benchmark Price and Yield:	97-9+; 2.560% (2027 Notes) 94-16+; 3.161% (2047 Notes)

Spread to Benchmark:	+87.5 basis points (2027 Notes) +110 basis points (2047 Notes)

Re-offer Yield:	3.435% (2027 Notes) 4.261% (2047 Notes)

Optional Redemption Provisions:

Make-whole call at any time at a discount rate of U.S. Treasury plus 15 basis points (2027 Notes).

Prior to October 15, 2046 (six months prior to their maturity date), make-whole call at any time at a discount rate of U.S. Treasury plus 20 basis points; par call on and after October 15, 2046 (2047 Notes).

Change of Control:	If a Change of Control Triggering Event occurs, the Company will be required to make an offer to repurchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but not including, the date of repurchase.

CUSIP / ISIN:	91324P CY6 / US91324PCY60 (2027 Notes) 91324P CZ3 / US91324PCZ36 (2047 Notes)

Joint Book-Running Managers:	J.P. Morgan Securities LLC Goldman, Sachs & Co. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Co-Managers:

Barclays Capital Inc.

BB&T Capital Markets, a division of BB&T Securities, LLC

BMO Capital Markets Corp.

BNY Mellon Capital Markets, LLC

Citigroup Global Markets Inc.

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Drexel Hamilton, LLC

Fifth Third Securities, Inc.

The Huntington Investment Company

KeyBanc Capital Markets Inc.

Mizuho Securities USA Inc.

PNC Capital Markets LLC

RBC Capital Markets, LLC

Regions Securities LLC

SunTrust Robinson Humphrey, Inc.

U.S. Bancorp Investments, Inc.

Wells Fargo Securities, LLC

The Williams Capital Group, L.P.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision, suspension or withdrawal at any time.

* * *

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at (212) 834-4533, Goldman, Sachs & Co. toll-free at (866) 471-2526, Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at (800) 294-1322 and Morgan Stanley & Co. LLC toll-free at (866) 718-1649.

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